Exhibit 4(a)

SPECIMEN STOCK CERTIFICATE

Size - 8 1/2 X 11 Color - Gold Front
FRONT SIDE OF CERTIFICATE:
Left Top Side of Certificate: Par Value $0.625 Per Share
Middle Top: Photograph of Arthur B. Modine
Right Top: Number of Shares, Capital Stock,
Capital Stock Incorporated under the Laws of the State of Wisconsin
This Certificate is Transferable in Minneapolis, MN or New York, NY
See reverse for certain definitions
Modine Manufacturing Company
This certifies that CUSIP 607828 10 0 is the owner of fully-paid and non-assessable shares of capital stock of Modine Manufacturing Company, transferable on the books of the company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the company and the signatures of its duly authorized officers affixed. Dated: /s/ D. R. Zakos s/ D. B. Rayburn
Secretary, President
Countersigned and Registered: WELLS FARGO BANK MINNESOTA, N.A
By: Transfer Agent and Registrar BY: Authorized Officer
BACK SIDE OF CERTIFICATE:
Top: : The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - _______________Custodian __________________
(Cust) (Minor) under Uniform Gifts to Minors
Act ____________
(State)
Additional abbreviations may also be used though not in the above list.
For value received, ________________hereby sell, assign and transfer unto
Please insert Social Security of other identifying number of assignee
______________________________________
(Please print of typewrite name and address, including ZIP Code, of assignee)
______________________________________
______________________________________
______________________________________
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ___________________________
Affix Medallion Signature
Guarantee imprint below
X_______________________________
(Signature)
X_______________________________
(Signature)

_________________________________
Above Signature(s) to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

The Signature(s) must be guaranteed by an eligible Guarantor Institution such as a Securities Broker/Dealer, Commercial Bank and Trust Company, Savings and Loan Association or a Credit Union participating in a Medallion Program approved by the Securities Transfer Association, Inc.